UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 13, 2010

CAVICO CORP.
 (Exact name of registrant as specified in charter)

Delaware	0-52870	20-4863704
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

17011 Beach Blvd., Suite 1230
Huntington Beach, California               92647
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 843-5456

Copies to:

Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 13, 2010, management and the Audit Committee of the Board of Directors (the “Audit Committee”) of Cavico Corp. (the “Company”) concluded that the unaudited condensed consolidated financial statements for the three months ended March 31, 2009 and three and six months ended June 30, 2009 previously filed by the Company with the Securities and Exchange Commission (the “Commission”) should no longer be relied upon because of an error in such financial statements as discussed below.  The Company originally filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 with the Commission on May 14, 2009 and amended such Form 10-Q on December 15, 2009 and January 20, 2010 (the “March Form 10-Q”).  The Company originally filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 with the Commission on August 14, 2009 and amended such Form 10-Q on December 15, 2009 and January 20, 2010 (the “June Form 10-Q”). The restatements for the periods ended March 31, 2009 and June 30, 2009 were included in the amended quarterly report for the period ended March 31, 2010 filed on September 16, 2010 and quarterly report for the period ended June 30, 2010.

This error relates solely to the periods in which expenses should have been recorded and had no impact on the Company’s financial statements for the year ended December 31, 2009. These errors were for writeoffs of certain amounts recorded as work in process and advances charged to bad debt expense or cost of goods sold as described below.

The table below reflects the allocation of costs initially recorded in the fourth quarter of 2009 to applicable quarters ended March 31, 2009 and June 30, 2009 of $1,021,259 for losses on certain projects where anticipated future costs exceed the expected revenue amounting to $562,074, write-off of advances on certain projects where no future benefits are expected amounting to $459,185, and other expenses of $276,498 for writeoff of certain advances and receivables, for total of $1,297,757. No restatement was made for the third quarter of 2009 as the impact of errors was immaterial to the financial statements.

	Mar. 31, 2009		Jun. 30, 2009	Sep. 30, 2009		Dec. 31, 2009
Gross profit-Previously reported		$2,362,680	$2,977,685		1,052,180		(605,404)
-As restated/adjusted		2,066,577	2,778,299		1,052,180		(109,916)

Operating expenses- Previously reported		1,461,844	1,880,531		2,578,786		1,430,775
-As restated/adjusted		1,515,742	1,904,145		2,578,786		1,353,263

Net income(loss) before income tax and non-controlling interest - Previously reported		571,283	598,216		(3,084,165)		(2,868,589)
-As restated/adjusted		221,282	375,216		(3,084,165)		(2,295,589)

Net income(loss) attributable to Cavico-Previously reported		140,204	163,829		(2,603,989)		(2,462,036)
-As restated/adjusted		(70,386)	37,445		(2,603,989)		(2,125,064)

Net income (loss) per share-Previously reported		$0.05	$0.05	$	(0.85)	$	(0.81)
-As restated/adjusted	$	(0.02)	$0.01	$	(0.85)	$	(0.70)

The Audit Committee discussed this matter with the Company's independent public accounting firm, PMB Helin Donovan LLP, who agreed that the financial statements for the three months ended March 31, 2009 and three and six months ended June 30, 2009 should no longer be relied upon and should be restated.

The activities in the allowance accounts for the year ended December 31, 2009 are as follows:

Allowance Account	Balance December 31, 2008	Bad Debt Allowance Expense	Charge-offs and Recoveries	Reclassification and Adjustment	Balance December 31, 2009
Accounts receivable – trade	$227,759	$97,873	$-	$426,308	$751,940
Long-term retention	369,590	30,875	-	(343,308)	57,157
Subtotal	597,349	128,748	-	83,000	809,097

Work in process	162,380	239,322	(278,377)	-	123,325
Long-term work in process	681,114	322,752	(486,575)	-	517,291
Subtotal	843,494	562,074	(764,952)		640,616

Total	1,440,843	690,822	(764,952)	83,000	1,449,713

An updated rollforward table will be included in all future filings of the Company’s periodic reports on Form 10-Q and Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVICO CORP.

Date: September 16, 2010	By:	/s/ June Kim
Name: June Kim
Chief Financial Officer